EXHIBIT 4.18

[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed

Private & Confidential

DATED 11 November 2021

LEGEND BIOTECH USA, INC
and
LEGEND BIOTECH IRELAND LIMITED
and
JANSSEN BIOTECH, INC.

AMENDMENT NO. 7 TO COLLABORATION AND LICENSE AGREEMENT
DATED DECEMBER 21, 2017

THIS AMENDMENT is made and entered into as of 11 November 2021 (the “Effective Date”), by and between:

1.LEGEND BIOTECH USA, INC., a Delaware corporation (“Legend U.S.”)
2.LEGEND BIOTECH IRELAND LIMITED, an Irish entity (“Legend Ireland”); together “Legend”
3.JANSSEN BIOTECH, INC., a Pennsylvania corporation (“Janssen USA”) and
4.JANSSEN PHARMACEUTICA NV (“Janssen NV”)

Legend and Janssen are each referred to herein by name or as a “Party” or, collectively, as “Parties”.

BACKGROUND

1.By an agreement dated December 21, 2017, Legend and Janssen entered into a Collaboration and License Agreement to develop, manufacture, and commercialize LCAR- B38M and products containing LCAR-B38M, which was amended by Letter Amendment No. 1 dated December February 26, 2018; Amendment No. 2 dated March 12, 2018;
Amendment No. 3 dated December 16, 2019; Amendment No. 4 dated November 30, 2020;
Amendment No. 5 dated December 7, 2020; and Amendment No. 6 dated 26 July 2021(collectively, “the Agreement”);

1.The Parties wish to amend the Agreement to modify the criteria for Milestone Event 5 as set forth in Section 7.2.1 for the Additional Development Event Milestone titled “[***].”

1.The Parties also wish to amend the Agreement to modify the criteria for Milestone Event 8 as set forth in Section 7.2.1 for the Regulatory Filing Event Milestone titled “[***].”

Now, therefore, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

a.Definitions

For purposes of this Amendment, the capitalized terms used herein shall have the defined meanings specified in the terms below or elsewhere herein. Unless otherwise defined herein, each capitalized term used in this Amendment shall have the meaning assigned to it in the Agreement, as modified hereby.

a.Amendments

i.Section 7.2.1 of the Agreement, as amended by Amendment No. 5, is deleted in its entirety and replaced with the following:

7.2.1. Milestone Events. Janssen shall make the non-refundable, non-creditable payments (each, a “Milestone Payment”) to Legend set forth in the table below not later than [***] after Legend delivers an invoice to Janssen upon the first occurrence of the corresponding milestone event set forth below (each, a “Milestone Event”), subject to Sections 7.2.2 through 7.2.8 below. Janssen shall provide notice to Legend within [***] after Janssen’s or its Affiliates’ achievement of any of the Milestone Events.

[***]

a.Section 7.2.4 is hereby deleted and replaced with the following text:

7.2.4 Milestone Payments for Additional Development Events. Subject to Section 7.2.7, with respect to each Additional Development Event, such Milestone Event shall be deemed to occur: [***].

For clarity, the Milestone Payments for Milestone Event 5 shall be payable with respect to only [***] that achieve the Additional Development Event, even if the Additional Development Event is achieved by a [***] that achieves the Additional Development Event, even if the Additional Development Event is achieved by a [***].

a.Section 7.2.5 is hereby deleted and replaced with the following text:

7.2.5 Milestone Payments for Regulatory Filing Events. Subject to Section 7.2.7, with respect to each Regulatory Filing Event for a particular jurisdiction [***], such Regulatory Filing Event shall be deemed to occur: [***].

For clarity, the Milestone Payments for each Milestone Events 6, 7 and 8 set forth in the table in Section 7.2.1 for a particular jurisdiction [***] shall be payable with respect to only the [***] that achieve the Regulatory Filing Event, even if the applicable Milestone Event is achieved by [***] that achieves the applicable Milestone Event, even if such Milestone Event is achieved by [***].

a.The Agreement shall be deemed to have been amended in accordance with Section 14.8 of the Agreement. Except as expressly modified hereby, the Agreement shall remain in full force and effect as originally executed by the Parties. This Amendment supersedes any other prior writing and prior or contemporaneous oral agreements or understandings between the Parties that relate to or arise out of this Amendment and any related matters. This Amendment, together with the Agreement, fully integrates the Parties’ agreement and understanding with respect to all matters covered by it.

a.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment in duplicate originals by their duly authorized representatives as of the date and year first above written.

LEGEND BIOTECH USA, INC. LEGEND BIOTECH IRELAND
LIMITED

By:____________________________ By:________________________

Name:_________________________ Name:_______________________

Title:__________________________ Title:________________________

Date:__________________________ Date:________________________

JANSSEN BIOTECH, INC. JANSSEN PHARMACEUTICA NV

By:____________________________ By:________________________

Name:_________________________ Name:_______________________

Title:__________________________ Title:________________________

Date:__________________________ Date:________________________

JANSSEN PHARMACEUTICA NV

By:____________________________

Name:_________________________

Title:__________________________

Date:__________________________